LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

I, JENNIFER ISOBE, hereby appoint VERNON HIRATA, WALTER IDA, LAWRENCE M.F. SPACCASI, EDWARD A. QUINT, THOMAS P. HUTTON AND
JEFFREY CASS to act as my true and lawful attorneys-in-fact in my name and on my behalf, subject to the restrictions set forth below:

1.
            To execute on my behalf any Form ID, 3, 4, 5 or any amendments thereto required to be filed by me under Section 16 of the Securities Exchange Act of 1934, as amended  and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incidental and necessary to that end.

2.
            This Limited Power of Attorney is intentionally meant to be limited and specifically DOES NOT authorize the attorneys-in-fact to make any decisions on my behalf and in my name other than as stated in Paragraph 1 above.

3.
           Subject to the limitations set forth above, I grant  to  my  attorneys-in-fact  full power and authority to do, take, and perform each and every act or thing whatsoever necessary or proper to be done, in the exercise of any of the rights and powers granted  in this instrument,  as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, and by this instrument I ratify and confirm  whatever  act or thing that  my attorneys-in-fact shall lawfully do or cause to be done by virtue of this limited power  of attorney and the rights and powers granted by this instrument.

4.
            This Limited Power of Attorney is effective immediately as of the date indicated below and shall expire and be null and void at the earlier of one year from the date indicated below or until such time as I notify Messrs. Hirata, Ida, Spaccasi, Quint, Hutton or Cass in writing that his authority to act on my behalf has been withdrawn.

5.	Any person may rely upon the validity of this Limited Power of Attorney

I have signed this limited power of attorney on December 18, 2018.

by:	/s/ Jennifer Isobe
In presence of	/s/ Gordon Ciano
at	Honolulu	Hawaii
	City	State